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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

KAPSTONE PAPER AND PACKAGING CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

KAPSTONE PAPER AND PACKAGING CORPORATION

April 15, 2009

Dear Stockholder:

        This year's Annual Meeting of Stockholders will be held on Thursday, May 21, 2009, at 11:00 a.m., Central Daylight Savings Time, at 1033 Skokie Boulevard, Suite 100, Northbrook, Illinois. You are cordially invited to attend.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        After reading the Proxy Statement, please make sure to vote your shares by promptly dating, signing, and returning the enclosed proxy card or attending the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the Company's stockholders are important.

        A copy of the Company's 2008 Annual Report is also enclosed.

        I look forward to seeing you at the Annual Meeting.

Very truly yours,

Roger W. Stone Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2009

To the Stockholders:

        The Annual Meeting of Stockholders of KapStone Paper and Packaging Corporation ("KapStone" or the "Company"), will be held on Thursday, May 21, 2009, at 11:00 a.m., Central Daylight Savings Time, at 1033 Skokie Boulevard, Suite 100, Northbrook, Illinois, for the following purposes:

  1.
  To vote upon the election of the three Class C directors identified in the proxy statement that accompanies this notice, each to hold office for a three-year term and until his respective successor is elected and qualified. The Board of Directors has nominated the following persons for election as Class C directors at the meeting: James Doughan, Jonathan R. Furer and Roger W. Stone.

  2.
  To ratify the appointment of Ernst & Young LLP as the Corporation's independent registered public accounting firm for the year ending December 31, 2009.

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on April 3, 2009, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. For ten days prior to the Annual Meeting, a complete list of the stockholders of record on April 3, 2009, will be available at the Company's principal offices for examination during ordinary business hours by any stockholder for any purpose relating to the meeting.

By Order of the Board of Directors,

Roger W. Stone Chairman and Chief Executive Officer

Northbrook, Illinois
April 15, 2009

        IMPORTANT: Please promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 21, 2009

The Company's Proxy Statement for the 2009 Annual Meeting of Stockholders and the
Annual Report to Stockholders for the fiscal year ended December 31, 2008, are available at
 www.phx.corporate-ir.net/staging/phoenix.zhtml?c=190219&p=irol-IRHome

i

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KapStone Paper and Packaging Corporation
1101 Skokie Boulevard
Suite 300
Northbrook, Illinois 60062

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

         The accompanying proxy is being solicited by the Board of Directors of KapStone Paper and Packaging Corporation (the "Company") and contains information related to the Annual Meeting of Stockholders to be held on Thursday, May 21, 2009, at 11:00 a.m., Central Daylight Savings Time, or any adjournment or postponement thereof, for the purposes described in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 1033 Skokie Boulevard, Suite 100, Northbrook, Illinois. This Proxy Statement was filed with the Securities and Exchange Commission (the "SEC") on April 15, 2009, and the approximate date on which the Proxy Statement and the accompanying form of proxy were first sent or given to stockholders was April 21, 2009.

        The Company will bear the cost of soliciting proxies. The Company may solicit stockholder proxies by mail through its regular employees, and may request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have the Company's Common Stock registered in their names and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

ABOUT THE MEETING

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting that is attached to this Proxy Statement. These matters include the election of directors and the ratification of the reappointment of Ernst & Young LLP as the Company's independent registered public accountants. In addition, management will report on the Company's performance during 2008 and will respond to questions from the Company's stockholders. The Annual Report for the year ended December 31, 2008 is enclosed with this Proxy Statement.

Who is entitled to vote at the meeting?

        Only stockholders of record as of the close of business on the record date, April 3, 2009, will be entitled to vote the shares of the Company's common stock, par value $.0001 per share, ("Common Stock") they held on the record date at the Annual Meeting. As of the close of business on the record date, there were 27,975,591 shares of Common Stock outstanding and entitled to vote.

        Stockholders may vote in person or by proxy. Each holder of shares of the Company's Common Stock is entitled to one vote for each share of Common Stock held on the proposals presented in this Proxy Statement. The Company's bylaws provide that a majority of all of the outstanding shares of Common Stock entitled to vote, whether present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

 How do I vote?

        If you properly complete and sign the enclosed proxy card and return it as instructed on the proxy card, it will be voted as you direct. If you hold your shares in your name and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in "street name" through a brokerage or other nominee, you will need to obtain a proxy card from the institution that holds your shares.

        All shares of Common Stock represented by a proxy will be voted, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If you do not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of ratifying Ernst & Young LLP as independent registered public accountants for the Company for 2009 and, in the discretion of the proxy holders, on any other matter that comes before the meeting.

        Once you have given your proxy, you may revoke it at any time prior to the time it is voted, by delivering to the Secretary of the Company at the Company's principal offices either a written document revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person. Merely attending the Annual Meeting will not, by itself, revoke a proxy—you must also vote your shares.

        Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker lacks discretion to vote the shares in the absence of such instructions. The effect of broker non-votes and abstentions on the specific items to be brought before the Annual Meeting is discussed under each item.

 STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth information as of February 28, 2009 regarding the beneficial ownership of the Company's Common Stock by (i) each director and nominee for election as a director; and (ii) each of the Company's named executive officers. Except as otherwise specified, the named beneficial owner has sole voting and investment power over the shares listed.

        The number of shares of Common Stock shown as owned by the persons named below assumes the exercise of all currently exercisable warrants held by such persons and the percentage shown assumes the exercise of such warrants and assumes that no warrants held by others are exercised.

Name	Amount and Nature of Beneficial Ownership of Common Stock(1)	Options Currently Exercisable or Exercisable within 60 days	Restricted Stock Units(10)	Percentage of Common Stock
Roger W. Stone(2)	6,119,994	79,825	107,517	20.4%
Matthew Kaplan(3)	2,671,625	79,825	107,517	9.2%
John M. Chapman(4)	1,109,103	10,875	—	3.9%
James Doughan	10,875	10,875	—	—%
Jonathan R. Furer(5)	1,278,375	10,875	—	4.5%
Ronald J. Gidwitz	20,000	—	—	0.1%
Muhit U. Rahman(6)	1,434,875	10,875	—	5.0%
S. Jay Stewart	20,875	10,875	—	0.1%
Andrea K. Tarbox(7)	68,925	28,825	38,817	0.3%
Timothy P. Keneally(8)	102,425	28,825	38,817	0.3%

All directors and executive officers as a group (ten individuals)(9)	12,837,072	271,675	292,668	43.8%

(1)
Includes options currently exercisable or exercisable within 60 days.

(2)
Includes 1,962,500 shares of Common Stock issuable upon exercise of warrants. 1,573,400 shares of Common Stock and 260,000 shares of Common Stock issuable upon exercise of warrants are owned by Mr. Stone's family foundation of which Mr. Stone is director and has sole voting control and investment discretion over such shares. The business address of such individual is Kapstone Paper and Packaging Corporation, 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062.

(3)
Includes 1,112,500 shares of Common Stock issuable upon exercise of warrants. 750,000 of the shares of Common Stock are held by a trust controlled by Mr. Kaplan for the benefit of his children. The business address of such individual is Kapstone Paper and Packaging Corporation, 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062.

(4)
Includes 494,300 shares of Common Stock issuable upon exercise of warrants.

(5)
Includes 517,500 shares of Common Stock issuable upon exercise of warrants.

(6)
Includes 674,000 shares of Common Stock issuable upon exercise of warrants. Mr. Rahman may be deemed to have beneficial ownership of 30,000 of said warrants held by his minor children. 5,000 shares of Common Stock issuable upon exercise of warrants are owned by a partnership in which Mr. Rahman owns 15.625% and shares voting control and investment discretion over such shares.

(7)
Includes 11,500 shares of Common Stock issuable upon exercise of warrants.

(8)
Includes 25,000 shares of Common Stock issuable upon exercise of warrants.

(9)
Includes 4,831,500 shares of Common Stock issuable upon exercise of warrants.

(10)
Restricted stock units (RSUs) granted under the Company's 2006 Incentive Plan. RSUs do not have voting rights. RSUs are converted into shares of Common Stock as the vesting period lapses.

CERTAIN BENEFICIAL STOCKHOLDERS

        The following table sets forth information regarding each person, with the exception of Roger W. Stone, Muhit Rahman and Matthew Kaplan, whose common stock ownership is described under "Stock Ownership by Directors and Executive Officers," who the Company believes beneficially owned more than 5% of the Company's outstanding Common Stock as of February 28, 2009. There are no arrangements known to the Company that may result in a change in control of the Company upon the occurrence of some future event.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Outstanding Common Stock
Elm Ridge Capital Management, LLC/Ronald Gutfleish(1)	7,984,096	28.5%
Roger Feldman/Harvey Hanerfeld(2)	3,677,988	12.7%
Ned Sherwood/ZS Crossover GP, LLC/ZS Crossover II, L.P.(3)	2,997,059	10.7%
William Harris Investors, Inc.(4)	2,696,321	9.1%
Jonathan M. Glaser/JMG Capital Management, Inc./JMG Capital Management, LLC/Daniel Albert David/Roger Richter/Pacific Assets Management, LLC/Pacific Capital Management, Inc./JMG Capital Partners, L.P./JMG Triton Offshore Fund, Ltd.(5)	2,578,504	8.5%
East Rock Capital, LLC/EREF Special Solutions, LLC/D. Partners Management, LLC/Duncan Shapiro Partners Management, LLC/Adam Shapiro(6)	2,436,660	8.2%
Richard A. Rubin/Hawkeye Capital Management, LLC/Hawkeye Capital Master(7)	2,301,652	8.2%
Reich & Tang Asset Management, LLC(8)	1,836,400	6.4%
Red Oak Partners, LLC/The Red Oak Fund, LP/David Sandberg(9)	1,621,612	5.5%

(1)
Derived from a jointly filed Schedule 13D/A filed on December 12, 2008, by Elm Ridge Capital Management, LLC, Elm Ridge Offshore Master Fund, Ltd., and Ronald Gutfleish. As reported, Elm Ridge and Mr. Gutfleish share voting and dispositive power over the shares of Common Stock. Mr. Gutfleish is the managing member of two limited liability companies which each manage one or more private investment funds that hold the Company's shares of Common Stock. The business address is 3 West Main Street, 3rd Floor, Irving, New York 10533.

(2)
Derived from a jointly filed Schedule 13G/A dated February 13, 2009, and includes beneficial ownership of 965,755 shares of Common Stock underlying warrants. Roger Feldman and Harvey Hanerfeld (the "Reporting Persons") are the sole managing members of West Creek Capital, LLC, a Delaware limited liability company (formerly West Creek Capital, L.P., a Delaware limited partnership) that is the investment adviser to (i) West Creek Partners, L.P., a Delaware limited partnership ("Partners Fund"), (ii) W.C. Select, L.P., a Delaware limited partnership ("Select"), (iii) Cumberland Investment Partners, LLC, a Delaware limited liability company ("Cumberland"), and (iv) certain private accounts (the "Accounts"). Mr. Feldman and Mr. Hanerfeld may be deemed to have the shared power to direct the voting and disposition of the 1,087,000 shares of Common Stock (assuming the exercise of 184,000 warrants into Common Stock) owned by Select, the 448,000 shares of Common Stock (assuming the exercise of 72,000 warrants into Common Stock) owned by Cumberland, and the 91,500 shares of Common Stock held in the Accounts. The principal business office of each of the Reporting Persons is 1919 Pennsylvania Avenue NW, Suite 725, Washington, DC 20006.

(3)
Derived from a filed Schedule 13G/A filed February 12, 2009. Ned Sherwood has sole voting and dispositive power over 1,064,786 shares of Common Stock and shares voting and dispositive power over 1,932,273 shares of Common Stock with ZS Crossover II GP, LLC, and ZS Crossover II, L.P. The principal business office for each of the filing persons is c/o ZS Crossover II GP, LLC, 1133 Avenue of the Americas, New York, NY 10036.

(4)
Derived from a Schedule 13G/A dated February 13, 2009, and Form 4 filed August 22, 2008, and includes beneficial ownership of 1,710,234 shares of Common Stock underlying warrants. The Schedule 13G/A states that the securities have been acquired on behalf of discretionary clients of William Harris Investors, Inc. The business address is 191 North Wacker Drive, Suite 1500, Chicago, IL 60606.

(5)
Derived from a jointly filed Schedule 13G/A dated February 17, 2009, by Jonathan M. Glaser, JMG Capital Management, Inc. ("JMG Inc."), JMG Capital Management, LLC ("JMG LLC"), Daniel Albert David, Roger Richter, Pacific Assets Management, LLC ("PAM"), Pacific Capital Management, Inc. ("PCM"), JMG Capital Partners, L.P. (the "Partnership"), and JMG Triton Offshore Fund, Ltd. (the "Fund"), and a Form 4 filed on May 20, 2008. Includes 2,377,364 shares of Common Stock underlying warrants. PAM and JMG LLC are investment advisers to the Fund and the Partnership and have the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock. PAM is the investment adviser to the Fund and PCM is a member of PAM. Mr. Glaser, Mr. David and Mr. Richter are control persons of PCM and PAM. JMG LLC is the investment adviser and general partner of the Partnership and JMG Inc. is a member of JMG LLC. Mr. Glaser is the control person of JMG Inc. and JMG LLC. Each of Mr. Glasser, Mr. David, Mr. Richter, JMG Inc., JMG LLC, PCM and PAM disclaims beneficial ownership of the Common Stock except to the extent of that person's primary interest therein. The principal business office of JMG Inc., JMG LLC, Mr. Glaser and the Partnership is 11601 Wilshire Boulevard, Suite 2180, Los Angeles, CA 90025. The principal business office of PAM, PCM, Mr. David, and Mr. Richter is 100 Drakes Landing, Suite 207, Greenbrae, CA 94904. The principal business office of the Fund is Ogier Fiduciary Services (BVI) Ltd, Nemours Chambers, PO Box 3170, Road Town, Tortola, BVI VG1110.

(6)
Derived from a Schedule 13G filed on March 7, 2008, and includes 1,924,713 shares of Common Stock underlying warrants. Graham Duncan is the managing member and control person of D Partners Management, LLC. Adam Shapiro is the managing member and control person of Shapiro Partners Management, LLC. D Partners Management, LLC, is the managing member and Shapiro Partners Management, LLC, is a member of East Rock Capital, LLC. East Rock Capital, LLC, is the investment manager of East Rock Endowment Fund, L.P. East Rock Endowment Fund, L.P., is the sole member of EREF Special Situations, LLC, a security holder of the Company. Graham Duncan is the managing partner and Shapiro Partners Management, LLC, is a member of East Rock Focus Fund Management, LLC. East Rock Focus Fund Management, LLC, is the investment manager of East Rock Focus Fund, L.P., a security holder of the Company. Each of Graham Duncan, Shapiro Partners Management, LLC, and Adam Shapiro has sole voting and dispositive power over 2,436,660 shares of Common Stock beneficially owned. The principal business office of each of the filing persons is 405 Park Avenue, 6th Floor, New York, NY 10022.

(7)
Derived from a jointly filed Schedule 13G/A dated February 18, 2009, by Richard A. Rubin, Hawkeye Capital Management, LLC, and Hawkeye Capital Master. Hawkeye Capital Master, a pooled investment vehicle organized as a Cayman Islands series trust, owns 2,301,652 shares of Common Stock which may be deemed to be beneficially owned by each reporting person and as to which Richard A. Rubin has sole voting power and dispositive power in his role as manager of Hawkeye Capital Management, LLC, the manager of Hawkeye Capital Master. The principal place of business for Richard A. Rubin and Hawkeye Capital Management, LLC is 800 Third Avenue, 10th Floor, New York, New York, 10022. The principal place of business for Hawkeye Capital Master is P.O. Box 897GT, One Capital Place, Georgetown, Grand Cayman, Cayman Islands.

(8)
Derived from a Schedule 13G/A filed on February 12, 2009, and includes 513,000 shares of Common Stock underlying warrants. Reich & Tang Asset Management, LLC shares voting power and dispositive power over the shares of Common Stock. The business address of Reich & Tang Asset Management, LLC, is 600 Fifth Avenue, New York, NY 10020.

(9)
Derived from a jointly filed Schedule 13G filed October 14, 2008, by the Red Oak Fund, L.P., Red Oak Partners, LLC, and David Sandberg. Includes 1,621,612 shares of Common Stock underlying warrants. The business address of each reporting person is 145 Fourth Avenue, Suite 15A, New York, NY 10003.

(10)
Derived from a Schedule 13G filed on June 9, 2008, and includes 674,000 shares of Common Stock issuable upon exercise of warrants held by Mr. Rahman, including 30,000 of which are held by Mr. Rahman's minor children. Also includes 10,875 options exercisable within 60 days. The business address of Mr. Rahman is Arcade Partners, LLC, 8550 Willow Run Court, Cincinnati, OH 45243.

Securities Authorized For Issuance Under Equity Compensation Plan

        Information about the Company's equity compensation plan at December 31, 2008 is as follows:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Restricted Stock Units		Weighted Average Exercise Price of Outstanding Options		Number of Shares Remaining Available for Future Issuance
Equity compensation plan approved by stockholders(1)	1,715,250		$6.88	(3)	1,284,750
Equity compensation plans not approved by stockholders	—		$—		—

Total	1,715,250	(2)	$6.88		1,284,750

(1)
Pursuant to the 2006 Incentive Plan (as defined below).

(2)
Includes 368,903 shares of the Company's Common Stock to be granted upon the vesting of restricted stock units issued under the 2006 Incentive Plan.

(3)
Weighted-average exercise price of outstanding stock options (excludes restricted stock units which were granted at no cost to participants).

        The KapStone Paper and Packaging Corporation 2006 Stock Incentive Plan (the "2006 Incentive Plan") was approved by stockholders on December 29, 2006. A maximum of 3,000,000 shares of the Company's Common Stock are available for issuance under the 2006 Incentive Plan. Awards may be granted to employees, executive officers and directors of, and consultants or advisors to the Company and its subsidiaries. Awards may be in the form of nonqualified or incentive stock options, restricted stock, restricted stock units or stock appreciation rights.

PROPOSAL 1

ELECTION OF DIRECTORS

        The Company has a classified Board of Directors currently consisting of two Class A directors (Muhit U. Rahman and S. Jay Stewart) who will serve until the 2010 Annual Meeting of Stockholders, three Class B directors (John M. Chapman, Matthew Kaplan and Ronald J. Gidwitz) who will serve until the 2011 Annual Meeting of Stockholders, and three Class C directors (James Doughan, Jonathan R. Furer, and Roger W. Stone) who will serve until the 2009 Annual Meeting of Stockholders, and in each case until their respective successors are duly elected and qualified. Directors in a class are elected for a term of three years to succeed the directors in such class whose terms expire at such annual meeting, or a shorter term to fill a vacancy in another class of directors.

        The nominees for election at the 2009 Annual Meeting of Stockholders to fill the three Class C positions on the Board of Directors are James Doughan, Jonathan R. Furer and Roger W. Stone. If elected, the nominees for the Class C directors will serve as director until the Annual Meeting of Stockholders in 2012, and in each case until their successors are elected and qualified. If a quorum is present and voting at the meeting, the nominees for Class C director receiving the highest number of votes will be elected Class C directors. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors.

        The following information relates to the nominees listed above and to the Company's other directors whose terms of office will extend beyond the 2009 Annual Meeting of Stockholders.

Nominees for election at the 2009 Annual Meeting of Stockholders

Class C
(Term Ends 2009)

James Doughan (age 75)	A director appointed in January 2007, Mr. Doughan retired in 1999 as President and Chief Executive Officer of Abitibi-Consolidated, a newsprint, white paper and forest products company. He served as Chief Executive Officer of Stone-Consolidated Corporation from 1993-1997 and, prior to that, in several senior executive positions at Stone Container Corporation from 1983 through 1993. Mr. Doughan holds a B.S. degree in Economics from Yale University.
Jonathan R. Furer (age 52)
A director since the Company's inception, Mr. Furer is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003 and is also a founding director and chief executive officer of Arcade Acquisition Corporation, a blank check acquisition company that completed its initial public offering in May 2007. Since January 2004, he has been a Managing Director of Washington & Congress Managers. From March 2000 through December 2003, he was a Managing Director of Triumph Capital Group, Inc. From December 1998 until February 2000, he was a Managing Director of MG Group, LLC, a private equity firm he co-founded. Mr. Furer received a B.B.A. from George Washington University.

Roger W. Stone (age 74)	Chairman of the Board and Chief Executive Officer since the Company's inception, Mr. Stone was Manager of Stone-Kaplan Investments, LLC, a private investment company, from July 2004 through December 2007. He was Chairman and Chief Executive Officer of Box USA Holdings, Inc., a corrugated box manufacturer, from July 2000 until the sale of that company in July 2004. Mr. Stone was Chairman, President and Chief Executive Officer of Stone Container Corporation, a multinational paper company primarily producing and selling pulp, paper and packaging products, from March 1987 to November 1998 when Stone Container Corporation merged with Jefferson Smurfit Corporation, at which time he became President and Chief Executive Officer of Smurfit-Stone Container Corporation until March 1999. Mr. Stone has served on the board of directors of McDonald's Corporation since 1989. Mr. Stone also serves on the board of directors of Stone Tan China Acquisition Corp., a blank check acquisition company. Mr. Stone received a B.S. in Economics from the Wharton School at the University of Pennsylvania. Mr. Stone is the father-in-law of Matthew Kaplan.

The Board of Directors recommends a vote "For" the nominees named above.

 Class B
(Term Ends 2011)

John M. Chapman (age 49)	A director since the Company's inception, Mr. Chapman is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003. Mr. Chapman is also a founding director and chief financial officer of Arcade Acquisition Corporation, a blank check acquisition company that completed its initial public offering in May 2007. Since January 2004, he has been a Managing Director of Washington & Congress Managers, a private equity firm. From March 1990 through December 2003, he was employed by Triumph Capital Group, Inc, a private equity firm, last serving as a Managing Director. Mr. Chapman received a B.A. from Bates College and an M.B.A. from the Tuck School of Business at Dartmouth College.
Matthew Kaplan (age 52)
President and Secretary and a director since the Company's inception, Mr. Kaplan was Manager of Stone-Kaplan Investments, LLC, a private investment company, from July 2004 through December 2007. He was President, Chief Operating Officer and a director of Box USA Holdings, Inc., a corrugated box manufacturer, from July 2000 until the sale of the company in July 2004. Mr. Kaplan began his career at Stone Container Corporation in 1979 and was serving as its Senior Vice President and General Manager of North American Operations when Stone Container Corporation merged with Jefferson Smurfit Corporation in November 1998. He was Vice President/ General Manager Container Division with Smurfit-Stone Container Corporation until March 1999. Mr. Kaplan has served on the board of directors of Victory Packaging since January 2007. In addition, Mr. Kaplan has also served on the board of directors of Magnetar Spectrum Fund since November 2007. Mr. Kaplan received a B.A. in Economics from the University of Pennsylvania and an M.B.A. from the University of Chicago. Mr. Kaplan is the son-in-law of Roger W. Stone.
Ronald J. Gidwitz (age 63)
A director appointed in October 2008, Mr. Gidwitz is a co-founder of GCG Partners. From 1996 to 1998, he was President and Chief Executive Officer of the Unilever HPC Helene Curtis Business Unit. Previously, Mr. Gidwitz served as President and Chief Executive Officer of Helene Curtis. Mr. Gidwitz is a graduate of Brown University.

 Class A
(Term Ends 2010)

S. Jay Stewart (age 70)	A director appointed in January 2007. In 2007, Mr. Stewart retired as the non-executive chairman of Autoliv, Inc., and was appointed its lead director. He also serves as a director of HSBC North American Holdings, Inc. He served as Chairman and Chief Executive Officer of Morton International, Inc., from 1994-1999, and as Vice Chairman of Rohm and Haas Company for one year thereafter. He is a former director of Household International, Inc., Burns International Services Corp., Box USA, Inc., Rohm and Haas Company, Morton International, Inc., and Morton Thiokol, Inc. Mr. Stewart holds a B.S. degree in Chemical Engineering from the University of Cincinnati and an M.B.A. from West Virginia University.
Muhit U. Rahman (age 53)
A director since the Company's inception, Mr. Rahman is a co-founder and has been a managing member of Arcade Partners LLC, a private equity firm, since November 2003 and is also a founding director and vice president of Arcade Acquisition Corporation, a blank check acquisition company that completed its initial public offering in May 2007. Since January 2004, he has been a Managing Director of Washington & Congress Managers. From November 1993 through December 2003, he was a Managing Director of Triumph Capital Group. Mr. Rahman has also been a director of Cardio MEMS, Inc. since June 2002. Mr. Rahman received a B.S. from Yale University and an M.B.A. from the Anderson School of Management at UCLA.

How often did the Board meet during 2008?

        During the year ended December 31, 2008, the Board of Directors held seven meetings. Each director serving on the Board of Directors in 2008 attended at least 75% of the meetings of the Board of Directors and the committees on which he served. The Board meets in Executive Session, without any members of management present, at each regularly scheduled meeting of the Board of Directors.

What is the Company's policy regarding attendance by the Board of Directors at the Annual Meeting of Stockholders?

        Members of the Board are strongly encouraged to attend the 2009 Annual Meeting of Stockholders. Six of the members of the Board attended the 2008 Annual Meeting of stockholders.

What committees has the Board of Directors established?

        The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each committee operates under a written charter approved by the Board of Directors. The Audit Committee consists of Messrs. Chapman, Doughan, Rahman and Stewart, and Mr. Stewart serves as the Chairman. The Compensation Committee consists of Messrs. Chapman, Furer, and Stewart, and Mr. Furer serves as the Chairman. The Nominating and Governance Committee consists of Messrs. Doughan, Furer, Rahman and Stewart, and Mr. Doughan serves as the Chairman.

        Audit Committee.    The Audit Committee's function is to review, with the Company's independent registered public accountants and management, the annual financial statements and independent registered public accountants' opinion, review and maintain direct oversight of the plan, scope and results of the audit by the independent registered public accountants, review and approve all professional services performed and related fees charged by the independent registered public accountants, be solely responsible for the retention or replacement of the independent registered public accountants, and monitor the adequacy of the Company's accounting and financial policies, controls, and reporting systems. The Audit Committee held eight meetings in 2008.

        The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the NASDAQ Stock Market Rule that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASDAQ Stock Market Rule 4200 (a)(15) and the heightened definition of independence applicable under SEC Rules adopted pursuant to the Sarbanes Oxley Act of 2002. Additionally, the Board has determined that S. Jay Stewart and James Doughan are "audit committee financial experts" within the meaning of relevant SEC regulations.

        Compensation Committee.    The functions of the Compensation Committee include providing guidance to management and assisting the Board of Directors in matters relating to the compensation of the Chief Executive Officer and executive officers, the organizational structure of the Company, the Company's compensation and benefits programs, the Company's succession, retention and training programs, and such other matters that have a direct impact on the success of the Company's human resources. The Compensation Committee held four meetings in 2008. The details of the process and procedures followed by the Compensation Committee are disclosed in the Compensation Discussion and Analysis and report of the Compensation Committee included in this Proxy Statement.

        The Board of Directors and the Compensation Committee believe that the Compensation Committee's current member composition satisfies the NASDAQ Stock Market Rule that governs committee composition, including the requirement that committee members all be "independent directors" as that term is defined by NASDAQ Stock Market Rule 4200 (a)(15).

        Nominating and Governance Committee.    The functions of the Nominating and Governance Committee include leading any searches for new director candidates, reviewing and making recommendations to the Board regarding director compensation, and making recommendations to the Board regarding director nominees to be put forth by the Board at each annual meeting of stockholders. The Nominating and Governance Committee has not established specific minimum qualifications for director nominees that it recommends to the Board, but instead periodically advises the Board of the combination of skills, experience, perspective and background that its members believe are required for the effective functioning of the Board considering the Company's current business strategies and the regulatory, geographic and market environment. Nominees to be evaluated by the Nominating and Governance Committee for future vacancies on the Board will be selected by the Committee from candidates recommended by multiple sources, including stockholders, business and personal contacts of the members of the Committee and other members of the Board, and other sources, all of whom will be evaluated based on the same criteria. In addition, the area of corporate governance has taken on increasing importance in the creation and preservation of stockholder value. Therefore, the Nominating and Governance Committee focuses on core processes that the Board and its committees utilize to carry out their responsibilities, including fundamental issues such as how Board and committee decisions are made. The Nominating and Governance Committee held one meeting in 2008.

        Any stockholder who wishes to recommend for the Nominating and Governance Committee's consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate's name and qualifications in writing to the Company's Secretary at the following address: 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062.

        The Board of Directors and the Nominating and Governance Committee believe that the Nominating and Governance Committee's current member composition satisfies the NASDAQ Stock Market Rule that governs committee composition, including the requirement that committee members all be "independent directors" as that term is defined by NASDAQ Stock Market Rule 4200 (a)(15).

        The Nominating and Governance Committee operates under a written charter adopted by the Board. The Nominating and Governance charter is included on the Company's Web site at the following address: http://www.kapstonepaper.com and printed copies are available to any stockholder upon request.

How are directors compensated?

        Each non-employee director of the Company receives the following compensation for service as a director:

  •
  a quarterly retainer of $8,750;

  •
  a fee of $1,500 for each board meeting and each committee meeting attended by such director;

  •
  reimbursement of reasonable expenses to attend board and committee meetings; and

        Audit, Compensation and Nominating and Governance chairpersons receive an additional quarterly fee of $2,500, $1,500 and $1,500, respectively.

        In 2008 and 2007, each non-employee director also received a grant of stock options with a grant date fair value of approximately $50,000. Each option vests 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date.

 2008 Director Compensation

        The following table provides certain summary information concerning cash and certain other compensation the Company paid to non-employee directors for 2008.

Name	Fees Earned or Paid in Cash $(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
John M. Chapman	$62,000	$35,922	—	$97,922
James Doughan	$65,000	$35,922	—	$100,922
Jonathan R. Furer	$57,500	$35,922	—	$93,422
Ronald J. Gidwitz	$10,250	$0	—	$10,250
Muhit U. Rahman	$59,000	$35,922	—	$94,922
Earl Shapiro(3)	$25,000	$0	—	$25,000
S. Jay Stewart	$73,500	$35,922	—	$109,422

(1)
This column includes fees earned or paid in cash, representing annual retainer for board membership, committee chairmanship retainer and for attending board and committee meetings.

(2)
Represents the compensation cost of stock options in accordance with Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, reflected in the Company's consolidated financial statements. Assumptions used in determining the values can be found in Note 12 in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, disregarding estimates of forfeitures related to service-based vesting conditions.

(3)
On May 26, 2008, Mr. Shapiro, who served as a member of the board of directors since October 27, 2007, passed away. As a result of his death, his stock option awards were forfeited.

Outstanding Equity Awards at 2008 Fiscal Year End

Name	Options	Restricted Stock Units
Roger W. Stone	327,321	107,517
Matthew Kaplan	327,321	107,517
John M. Chapman	44,581	—
James Doughan	44,581	—
Jonathan R. Furer	44,581	—
Ronald J. Gidwitz	—	—
Muhit U. Rahman	44,581	—
S. Jay Stewart	44,581	—

 REPORT OF THE AUDIT COMMITTEE

        During the year ended December 31, 2008, the Audit Committee held eight meetings. The purpose of the Audit Committee is to assist the Board in its general oversight of KapStone's financial reporting, internal controls and audit functions. The Audit Committee was formed by the Board in January 2007. The Audit Committee operates under a written charter adopted by the Board. The Audit Committee's charter is included on the Company's website at the following address: http://www.kapstonepaper.com and printed copies are available to any stockholder upon request.

        As described in the Audit Committee Charter, the Committee has oversight responsibilities to stockholders, potential stockholders, the investment community, and other stakeholders related to the:

  •
  integrity of the Company's financial statements;

  •
  financial reporting process;

  •
  systems of internal accounting and financial controls;

  •
  performance of the Company's internal audit function and independent registered public accountants;

  •
  independent registered public accountants' qualifications and independence; and

  •
  compliance with ethics policies and legal and regulatory requirements.

        The Audit Committee is composed solely of independent directors as defined by the listing standards of National Association of Securities Dealers, Inc.

        The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP, the Company's independent registered public accountants. Management is responsible for the preparation, presentation and integrity of KapStone's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

        The Audit Committee provided oversight and advice to management relating to management's assessment of the adequacy of KapStone's internal control over financial reporting in accordance with the requirements of the Sarbanes Oxley Act of 2002. The Audit Committee held private sessions with Ernst & Young LLP to discuss the annual audit. At the conclusion of the process, the Audit Committee reviewed a report from management on the effectiveness of the Company's internal control over financial reporting. The Committee also reviewed the report of management contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC, as well as Ernst & Young LLP's Report of Independent Registered Public Accounting Firm included in the Company's Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting.

        The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and PCAOB Auditing Standard No. 2, "An Audit of Internal Control Over Financial Reporting

Performed in Conjunction with an Audit of Financial Statements." In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee regarding independence, and the Audit Committee has discussed with Ernst & Young LLP their firm's independence. In addressing the quality of management's accounting judgments, the Audit Committee asked for management's representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition and results of operations of the Company.

        Based on the review of the consolidated financial statements and discussions with and representations from management and Ernst & Young LLP referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in KapStone's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

        In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all non-audit services to be provided by Ernst & Young LLP. In addition, the Audit Committee pre-approves all audit and audit related services provided by Ernst & Young LLP. A further discussion of the fees paid to Ernst & Young LLP for audit and non-audit expenses is included below under the heading "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM." Although the Audit Committee has the sole authority to appoint independent auditors, the Audit Committee is recommending that the Board ask the stockholders to ratify the appointment at the Annual Meeting.

                      AUDIT COMMITTEE
                      S. Jay Stewart (Chairman)
                      John M. Chapman
                      James Doughan
                      Muhit U. Rahman

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees of Independent Registered Public Accounting Firm

        Ernst & Young LLP acted as the independent registered public accounting firm for the Company during the Company's 2006, 2007 and 2008 fiscal years. Ernst & Young LLP also provided certain audit-related and permitted non-audit services. The Board of Director's policy is to approve all audit, audit-related, tax and permitted non-audit services performed by Ernst & Young, LLP, for the Company in accordance with Section 10A(i) of the Securities Exchange Act of 1934, as amended, and the Securities and Exchange Commission's rules adopted hereunder. In 2008, the Audit Committee approved in advance all engagements by Ernst & Young LLP on a specific project-by-project basis, including audit, audit-related, tax and permitted non-audit services. No services were rendered by Ernst & Young LLP to the Company in 2006 pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

        Ernst & Young LLP fees for services provided for the years ended December 31, 2008 and 2007, respectively, are as follows:

Type of Fees	2008	2007
Audit fees(1)	$1,935,840	$1,053,177
Audit-related fees(2)	10,453	196,570
Tax fees(3)	91,000	43,000
All other fees(4)	—	34,165

	$2,037,293	$1,326,912

    (1)
    Consists of fees for the audit of the Company's annual consolidated financial statements and reviews of the condensed consolidated financial statements included in the Quarterly Reports filed on Form 10-Q, fees for the audit of internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and fees for consultations on acquisitions.

    (2)
    Fees incurred for due diligence on acquisitions.

    (3)
    In 2007, the fees for services related to the tax treatment of certain Kraft Papers Business acquired assets, tax purchase price allocation and inventory capitalization research. In 2008, the fees pertained to the preparation of the Company's 2007 Federal and State income tax returns.

    (4)
    Fees for consulting on employee benefit programs relating to the Kraft Papers Business acquired by the Company.

Pre-Approval of Independent Registered Public Accountants' Services

        No services were provided to the Company that are specifically prohibited by the Sarbanes-Oxley Act of 2002. Permitted services are pre-approved by the Board of Directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        Our compensation programs for executive officers are administered by the Compensation Committee (the "Committee"), which is composed solely of three independent directors as defined by NASDAQ Stock Market Rules. The Committee operates under a written charter adopted by the Board. The Committee charter is included on the Company's website at the following address: http://kapstonepaper.com and printed copies are available to any stockholder upon request.

        The Committee has reviewed and approved the following discussion and analysis, which analyzes the objectives and results for 2008 of the Company's compensation policies and procedures for its four executive officers: Roger W. Stone, the Company's Chief Executive Officer; Matthew Kaplan, the Company's President and Secretary; Timothy P. Keneally, the Company's Vice President and General Manager; and Andrea K. Tarbox, the Company's Vice President and Chief Financial Officer (the "Named Executive Officers"). The Company's compensation programs have been adopted in order to implement the Committee's compensation philosophy, while taking into account the Company's financial performance. The Committee periodically reviews the Company's compensation programs and practices in light of the Committee's compensation philosophy, changes in laws and regulations, and the Company's financial goals.

Compensation Policies and Objectives

        The Committee believes that compensation for executive officers should be determined according to a competitive framework, taking into account the financial performance of the Company, individual contributions and the external market in which the Company competes for executive talent. In determining the compensation of the Company's executive officers, the Committee seeks to achieve the following objectives through a combination of fixed and variable compensation.

Pay Competitively

        A total compensation package should be competitive. For executive officers, including the Company's Chief Executive Officer, the Committee considers the level of compensation paid to individuals in comparable executive positions in the Company's peer group and at other paper and packaging companies with which the Company competes in order to recruit and retain executive talent.

Pay for Performance

        Our compensation practices are designed to create a direct link between the aggregate compensation paid to each executive officer and the financial performance of the Company. In order to accomplish this, the Committee considers the individual performance of each executive officer by reviewing, among other factors, the achievement of pre-established corporate and individual performance objectives as well as the recommendations of the Chief Executive Officer. The amount of each component of an executive officer's compensation is based in part on the Committee's assessment of that individual's performance as well as the other factors discussed in this section.

Executives as Stockholders

        Our compensation practices are also designed to link a portion of each executive officer's compensation opportunity directly to the value of the Company's Common Stock through the use of stock-based awards.

Elements of Compensation

        To accomplish its compensation objectives and philosophy, the Committee relies on the following elements of compensation, each of which is discussed in more detail below:

  •
  Base salary;

  •
  Annual performance-based cash bonus awards;

  •
  Long-term incentive compensation (in the form of stock options, restricted stock and restricted stock units).

        When approving the compensation of the Company's executive officers, the Committee reviews all of the elements of the Company's executive compensation program, including through the use of "tally sheets" showing each component and relevant accrued benefits.

        Each component of executive compensation is designed for a specific purpose. For example, salaries are the main component of cash-based annual compensation. Salaries are set to compensate each executive based on that executive's employment and salary history, position within the Company and comparable competitive salaries at other companies. With regard to the more variable components of the compensation package, annual bonuses are tied to the Company's short-term objectives, while equity-based compensation is directed towards successful results over a longer period. The purpose of the combination of salary, annual bonus and equity awards is to provide the appropriate level of total annual cash compensation and long term incentives, combined with an appropriate performance-based component. The Committee places the greatest emphasis on performance-based compensation through annual cash bonus awards and long term equity-based awards, which together comprise the largest portion of executive officer compensation. The Committee believes that the Company's executive compensation package, consisting of these components, is comparable to the compensation provided in the market in which the Company competes for executive talent and is critical to accomplishing its recruitment and retention aims.

        The Company does not have employment contracts with any Named Executive Officer. The Named Executive Officers do not have any severance arrangements.

Overview of Compensation Program and Process

Role of Committee

        The Committee is responsible for reviewing and recommending to the Board of Directors the base salaries and annual performance-based cash bonus awards and long-term incentive compensation for the Company's executive officers. These responsibilities are not delegated to others. The Committee also approves and recommends to the Board of Directors employee compensation and benefit programs, as appropriate.

Role of Management

        Management assists the Committee in fulfilling its responsibilities with respect to evaluating executive performance, proposing appropriate performance targets for the annual and long-term incentive plans and developing recommendations as to appropriate salary levels and award amounts.

Role of Consultants

        The Committee retained Frederic W. Cook & Co., Inc. ("Cook") as its independent compensation consultant. Cook reported directly to the Committee, and the Committee may replace Cook or hire additional consultants at any time.

        Cook provided various executive compensation services to the Committee with respect to the Company's executive officers. The services Cook provided included advising the Committee on the principal aspects of the Company's executive compensation program, and providing market information and analysis regarding the competitiveness of the Company's program designs.

Role of Chief Executive Officer

        For 2008, the Company's Chief Executive Officer, Mr. Stone, provided to the Committee his recommendations with respect to potential compensation of the other Named Executive Officers. The Committee reviewed and gave considerable weight to these recommendations because of Mr. Stone's direct knowledge of other executives' performance and contributions. With respect to those officers, the Committee ultimately used its collective judgment to determine the compensation levels, including base salary, annual performance-based cash bonuses and long-term equity award grants. Mr. Stone also provided to the Committee his recommendations for his own salary, annual performance bonus and equity award grant. In this regard, Mr. Stone recommended that his compensation levels be identical to those of the Company's President, Mr. Kaplan, due to the current and historical level of work and responsibilities shared by them. The Committee ultimately determined and approved Mr. Stone's compensation independently based on its collective judgment.

Continuing Process

        While the Committee makes many of its compensation decisions during the first quarter of the year, the Committee continues to plan and review compensation matters throughout the year.

Benchmarking

        The Committee reviews survey information of executive compensation, both with respect to target and actual compensation data available, payable by a designated peer group as well as the competitive median of total compensation of general industry groups. The purpose of this review is to ensure that the Company's total executive compensation levels, including base salaries, annual bonus and equity awards, remain reasonable, competitive and appropriate. The Committee considers executive compensation paid at the peer companies when setting executive compensation levels at the Company, but the Committee does not attempt to maintain a specified target percentile within this peer group to determine executive compensation. In light of the request by Mr. Stone that he and Mr. Kaplan receive the same level of compensation, the Committee compares the aggregate compensation for Messrs. Stone and Kaplan against the aggregate compensation for the chief executive officer and chief operating officer of the peer group companies.

        The Committee annually selects the peer companies, which are generally in the paper and packaging industry, based on a number of factors, such as:

  •
  revenues;

  •
  market capitalization; and

  •
  the nature of their business.

        In February 2008, the Committee, with the advice of Cook, selected the following peer companies: AEP Industries; AptarGroup; Buckeye Technologies, BWAY Holding; Caravstar Industries; Chesapeake; Constar International; Deltic Timber; Glutfelter; Impreso; Mercer International; Myers Industries; Neenah Paper; Packaging Corporation of America; Pope & Talbot; PVC Container; Schweitzer-Mauduit International; VFP Technologies; Vikase; and Wausau Papers (collectively, the "Peer Group"). The Committee expects to reevaluate from time to time the composition of the designated peer group as the Company executes its strategy of organic and strategic growth.

Components of Executive Compensation

        The following provides an analysis of each element of compensation, what each is designed to reward and why the Committee chose to include it as an element of the Company's executive compensation.

Base Salary

        Base salaries are reviewed annually in the context of the Committee's consideration of the effect of base compensation on recruiting and retaining executive talent. Accordingly, the Committee considers the executive compensation of the Peer Group. In establishing each executive officer's base salary, the Committee considers several factors, including individual job performance, salary history, competitive external market conditions for recruiting and retaining executive talent, the scope of the executive's position and level of experience and changes in responsibilities.

        As a result of the current economic conditions, the Company has implemented a number of temporary changes to its compensation structure. Effective February 1, 2009, the salaries of Mr. Stone and Mr. Kaplan have been reduced 15%, from $420,000 to $357,000. Mr. Keneally's salary has been reduced 7.5%, from $305,000 to $282,125, and Ms. Tarbox's salary has been reduced 5%, from $275,000 to $261,250. The Company's Compensation Committee has approved the temporary reductions in the base salaries of the Named Executive Officers.

Annual Performance-Based Cash Bonus Awards

        The Committee ties a significant portion of each Named Executive Officer's total potential compensation to Company performance and individual performance. In setting financial and operating performance targets, which are established early in the year, the Committee considers the Company's strategic and operating plans. The Committee also considers the budget for the next year and, after consultation with management, sets specific incentive targets that are directly linked to the Company's financial performance.

        In March, 2008, the Committee set the 2008 annual bonus targets for the Named Executive Officers. Bonus potentials for Named Executive Officers were set at percentages of their base salaries deemed appropriate for their current positions. The bonus potential for each of Mr. Stone and Mr. Kaplan for 2008 was set at up to 130% of his base salary (or $546,000). The bonus potential for each of Mr. Keneally and Ms. Tarbox was set at up to 90% of his or her base salary ($274,500 and $247,500, respectively).

        The objective of the annual performance-based cash bonus element of compensation is to align the interest of the Named Executive Officers with the Company's financial goals for the year and also to encourage and reward the achievement of individual goals. To achieve this, the Committee established the following measures to determine bonus payouts for 2008: for each of Mr. Stone and Mr. Kaplan, bonus was weighted 100% on the achievement of the Company's EBITDA goals; and for each of Mr. Keneally and Ms. Tarbox, bonus was based on both EBITDA performance and on individual performance goals. Mr. Keneally's targets include the EBITDA, working capital, freight cost, sales and safety initiatives of business units; and Ms. Tarbox's targets relate to infrastructure development, regulatory and reporting functions, risk management, human resources and strategic support.

        With respect to the Company's EBITDA goals for 2008, the Committee established the following target payout levels:

	2008 Target Payout Levels(1)
	30%	50%	100%
EBITDA	$42,000,000	$56,000,000	$73,000,000

    (1)
    Based upon performance of kraft paper business excluding the Charleston kraft division acquisition.

        EBITDA is defined as earnings excluding interest, income taxes, depreciation and amortization, extraordinary items and the cumulative effect of accounting changes. This non-GAAP EBITDA measure used is the same measure management uses internally to manage and to evaluate the business of the Company. The Committee believed that, based on the Company's budget, it would be difficult for executives to achieve payouts towards the high end of the EBITDA target payout levels. Nevertheless, in order to motivate the Named Executive Officers to significantly exceed budgeted performance, the Company provided an opportunity for them to share in the potential superior performance if it met these higher goals.

        For purposes of the annual incentive plan, EBITDA for 2008 was calculated at $ 52.5 million. Based on the foregoing, each of the Named Executive Officers was entitled to receive a payout of 45% of his or her potential bonus that was tied to achievement of the Company's EBITDA. However, at the request of Mr. Stone and Mr. Kaplan, the Committee did not award a bonus to either gentleman. Although Mr. Stone and Mr. Kaplan were satisfied with the Company's performance during 2008, each believed that the Company's operating and financial performance could have been better in 2008. The Committee accepted the request of Mr. Stone and Mr. Kaplan even though the Committee believed that a bonus payout was appropriate in light of the Company's financial performance.

        The Committee, after consultation with Mr. Stone, determined that Mr. Keneally was entitled to receive 80% and Ms. Tarbox was entitled to receive 92.5% of such executive's bonus potential tied to individual performance. However, due to cost containment measures suggested by Mr. Stone and adopted by the Committee, Mr. Keneally and Ms. Tarbox each received 70% of his/her bonus potential tied to individual performance.

Long-Term Incentive Compensation

        The Committee determines the awards of long-term compensation through equity incentives (in the form of stock options, restricted stock and restricted stock units) granted to executive officers as well as other eligible employees. The Committee believes that including an equity component in executive compensation closely aligns the interests of the executives and the Company's stockholders and rewards executives in line with stockholder gains. The practice of the Committee has been to consider annual equity grants to key employees, including the Named Executive Officers, at its regularly scheduled meeting in April. Option grants at other times depend upon circumstances, including, but not limited to, promotions or new hires.

        Equity awards are made under the 2006 Incentive Plan, which provides for the grant of non-qualified stock options, incentive stock options, restricted stock, restricted stock units and other stock-based awards. The Committee determined that it would be advisable to consider the award of restricted stock in combination with stock options in appropriate cases. This determination reflected the desire to maintain a strong long-term equity component in executive compensation, to reduce the number of equity units required to provide such component and to adjust compensation practices appropriately in light of Statement of Financial Accounting Standards No. 123R ("SFAS 123R"), which requires companies to recognize the compensation cost related to "share-based payment transactions,"

like stock options, in their financial statements. To date, only non-qualified stock options, restricted stock units and restricted stock have been granted under the 2006 Incentive Plan.

        Equity grants made during 2008 to executive officers and senior management, including the Named Executive Officers, were determined by the Committee based upon the compensation objectives of the Committee, as discussed above, and informed by the evolving nature of executive compensation practices. In determining the size of the equity grants for the Named Executive Officers, the Committee made an evaluation of a number of factors, including: competitive market practices; the level of responsibility of the individual; the individual's job performance and ability to influence corporate results; and the cost to the Company under SFAS 123R and the related effect of equity grants on earnings per share dilution. During 2008, shares of restricted stock were awarded in a ratio of one share of restricted stock for each approximately three stock options awarded. This reflects the relationship between the value of restricted stock, which is based on the market value of the underlying Common Stock, and the SFAS 123R value of stock options (which is generally two or three to one), as well as the intent of delivering approximately the same economic value through the restricted stock component of the award as the stock option component.

        Stock options produce value for executives and employees only if the Common Stock price increases over the exercise price, which is set at the market price of the Common Stock on the date of grant, calculated as the closing price on the date of grant. Also, through vesting and forfeiture provisions, stock options create incentives for executive officers and senior management to remain with the Company. Stock options granted in 2008 to executive officers and senior management, including the Named Executive Officers, vest 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date.

        The restricted stock received by the Named Executive Officers and other members of senior management vest 100% on the third anniversary of the grant date.

        The specific grants to the Named Executive Officers are set forth below in the "Grants of Plan-Based Awards" table, and information regarding the equity awards held by the Named Executive Officers as of the end of 2008 is set forth below in the "Outstanding Equity Awards at December 31, 2008" table.

        On April 10, 2008, the Committee granted the following equity awards under the 2006 Incentive Plan to the Named Executive Officers:

Executive Officers	Stock Options	Restricted Stock Units
Roger W. Stone	167,671	53,217
Matthew Kaplan	167,671	53,217
Timothy P. Keneally	60,548	19,217
Andrea K. Tarbox	60,548	19,217

        Each of the stock options has an exercise price of $6.90 per share (the closing stock price on the date of grant), has a ten year term and vests 50% on the second anniversary of the grant date and the remaining 50% at the third anniversary of the grant date. Each restricted stock unit vests 100% on the third anniversary of the grant date.

Severance and Change-in-Control Benefits

        The Company does not agree in advance to provide post-termination or change-in-control benefits to executive officers in the event that they terminate employment with the Company. The Company reserves the right to provide severance benefits to executives when they terminate employment with the Company. None of the Named Executive Officers has an employment agreement that provides for termination, severance or change-in-control benefits.

        The Company does have change-in-control provisions in the 2006 Incentive Plan. The 2006 Incentive Plan provides the Committee with the discretion to adjust equity awards in the event of a change-in-control. This adjustment may include the acceleration and vesting of awards upon a change-in-control.

        The Performance Incentive Plan provides that if a participant is terminated by the Company following a change-in-control but prior to the payment of an annual incentive award for a performance period thereunder, the participant will be entitled to such award only if the applicable performance goals are achieved, such award to be prorated for the actual number of months worked in the year.

        The Committee believes that the provisions provided under both the 2006 Incentive Plan and the Performance Incentive Plan are appropriate since an employee's position could be adversely affected by a change in control even if he or she is not terminated.

Personal Benefits

        The Company provides only a very limited amount of perquisites to its Named Executive Officers. These perquisites are not considered to be a central part of the Company's compensation program for its Named Executive Officers.

Pension Benefits or Supplemental Retirement Benefits

        The Company provides pension or retirement benefits to the Named Executive Officers consisting of the 401(k) plan with company matching contributions and retirement savings account contributions. Pursuant to the 401(k) plan, the Company makes a matching contribution equal to 100% of the first 4% of pay contributed to the plan plus 50% of the next 2% of pay contributed. At the end of each 401(k) plan year, the Company makes an additional retirement savings account contribution based upon the age of the respective Named Executive Officer at the end of the plan year. The Committee does not believe that pension or other supplemental retirement benefits other than the 401(k) plan are necessary to further the objectives of the Company's executive compensation program.

2009 Compensation

        In addition to the reduction in the base salary of the Named Executive Officers, the Company has temporarily suspended its 401(k) match, retirement savings program and annual cash bonus awards.

Regulatory Considerations

        Section 162(m) of the Internal Revenue Code generally denies a publicly traded company a Federal income tax deduction for compensation in excess of $1 million paid to certain of its executive officers, unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its executive officers for the performance exception to non-deductibility. Most equity-based awards available for grant under the Company's equity compensation plans, and all of the equity-based awards actually granted to executive officers, are intended to so qualify. Amounts payable under the Performance Incentive Plan, is also intended to be exempt from the application of Section 162(m) as performance-based compensation. However, in appropriate circumstances, the Committee may deem it appropriate to pay compensation or make incentive or retentive awards that do not meet the performance based criteria and therefore may not be deductible by reason of Section 162(m).

Stock Ownership Guidelines

        In light of the significant ownership of Common Stock by its executive officers, the Company has not adopted a formal stock ownership guideline. However, the Company's executive officers are encouraged to maintain a significant ownership interest in the Company in order to align their interests with the interests of the stockholders.

Report of the Compensation Committee of the Board of Directors

        The Committee reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management. Based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the registrant's Proxy Statement on Schedule 14A.

                      Jonathan R. Furer (Chairman)
                      John M. Chapman
                      S. Jay Stewart

Compensation Committee Interlocks and Insider Participation

        There were no interlocks or other relationships among the Company's executive officers and directors that are required to be disclosed under applicable executive compensation disclosure requirements.

2008 SUMMARY COMPENSATION TABLE

        The following table summarizes the total compensation earned by or paid to the Named Executive Officers for the years ended December 31, 2008 and 2007. No compensation was paid by the Company to any Named Executive Officers for the year ended December 31, 2006.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)		All Other Compensation(4) ($)	Total ($)
Roger W. Stone	2008	$420,000	$—	$207,770	$263,678	$—		$25,300	$916,748
Chairman of the Board and Chief Executive Officer	2007	$420,000	$—	$85,420	$108,291	$—	(3)	$15,250	$628,961
Matthew Kaplan	2008	$420,000	$—	$207,770	$263,678	$—		$23,000	$914,448
President and Secretary	2007	$420,000	$—	$85,420	$108,291	$—	(3)	$13,000	$626,711
Timothy P. Keneally	2008	$305,000	$—	$75,009	$95,004	$144,055		$25,300	$636,431
Vice President and General Manager	2007	$273,000	$—	$30,833	$39,104	$168,910		$24,538	$536,385
Andrea K. Tarbox	2008	$275,000	$—	$75,009	$95,004	$129,885		$34,599	$609,497
Vice President and Chief Financial Officer	2007	$240,000	$—	$30,833	$39,104	$144,928		$352,721	$807,586

(1)
Represents the compensation cost of stock awards under SFAS 123R reflected in the Company's consolidated financial statements. Stock awards are expensed ratably over the vesting period. Assumptions used in determining the SFAS 123R values can be found in Item 8, "Consolidated Financial Statements and Supplementary Data," of the Company's Annual Report on Form 10-K for the year ended December 31, 2008 (the "Annual Report"), Note 2, "Summary of Significant Accounting Policies, Stock-Based Compensation," disregarding estimates of forfeitures related to service-based vesting conditions. There were no forfeitures during 2008 for the Named Executive Officers.

(2)
Represents the cash bonus awarded to the Named Executive Officer with regard to the fiscal year.

(3)
Each of Mr. Stone and Mr. Kaplan voluntarily declined to receive any bonus for 2008 and 2007.

(4)
All Other Compensation is as follows:

Name	401(k) Plan Matching Contributions ($)	Retirement Savings Account ($)	Other ($)	Total ($)
Roger W. Stone	$11,500	$13,800	$—	$25,300
Matthew Kaplan	$11,500	$11,500	$—	$23,000
Timothy P. Keneally	$11,500	$13,800	$—	$25,300
Andrea K. Tarbox	$11,500	$11,500	$11,599	$34,599

  The other compensation for Ms. Tarbox represents the payment of duplicate living expenses and tax gross up for Ms. Tarbox under the Company's relocation program in connection with the sale of her home in Connecticut and her relocation to Illinois.

 2008 GRANTS OF PLAN-BASED AWARDS

        The following table provides information on cash bonus, restricted stock and stock options granted in 2008 to each of the Named Executive Officers.

						All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Possible Payouts, Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock(2) (#)			Grant Date Fair Value of Stock and Option Awards(4) ($)
							Exercise or Base Price of Option Awards(3) ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Roger W. Stone	4/10/2008					167,671	$6.90	$367,199
	4/10/2008				53,217			$367,197
	4/10/2008	$163,800	$436,000	$546,000

Matthew Kaplan	4/10/2008					167,671	$6.90	$367,199
	4/10/2008				53,217			$367,197
	4/10/2008	$163,800	$436,000	$546,000
Timothy P. Keneally	4/10/2008					60,548	$6.90	$132,600
	4/10/2008				19,217			$132,597
	4/10/2008	$82,350	$219,600	$274,500
Andrea K. Tarbox	4/10/2008					60,548	$6.90	$132,600
	4/10/2008				19,217			$132,597
	4/10/2008	$74,250	$198,000	$247,500

(1)
Represents the potential amounts of cash bonus that could have been received for 2008 under the annual incentive plan. For actual amounts paid, see the column entitled "Non-Equity Incentive Plan Compensation" in the Summary Compensation Table.

(2)
Represents restricted stock units that vests 100% on the third anniversary of the grant date.

(3)
The exercise price for all options is equal to the closing Common Stock price as reported on the NASDAQ Stock Market, Inc. on the grant date.

(4)
This column shows the fair values of restricted stock units and stock options as of the grant date computed in accordance with SFAS 123R.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END 2008

        The following table set forth certain information with regard to all unexercised options and all unvested restricted stock held by the Named Executive Officers at December 31, 2008.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares of Stock That Have Not Vested(2) (#)	Market Value of Shares of Stock That Have Not Vested ($)
Roger W. Stone	4/10/2008	—	167,671	$6.90	4/10/2018	4/10/2008	53,217	$126,656
	4/5/2007	—	159,650	$6.76	4/5/2014	4/5/2007	54,300	129,234

Total		—	327,321				107,517	$255,890
Matthew Kaplan	4/10/2008	—	167,671	$6.90	4/10/2018	4/10/2008	53,217	$126,656
	4/5/2007	—	159,650	$6.76	4/5/2014	4/5/2007	54,300	129,234

Total		—	327,321				107,517	$255,890
Timothy P. Keneally	4/10/2008	—	60,548	$6.90	4/10/2018	4/10/2008	19,217	$45,736
	4/5/2007	—	57,650	$6.76	4/5/2014	4/5/2007	19,600	46,648

Total		—	118,198				38,817	$92,384
Andrea K. Tarbox	4/10/2008	—	60,548	$6.90	4/10/2018	4/10/2008	19,217	$45,736
	4/5/2007	—	57,650	$6.76	4/5/2014	4/5/2007	19,600	46,648

Total		0	118,198				38,817	$92,384

(1)
All stock options that were granted in 2007 and 2008 vest 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date.

(2)
For restricted stock granted in 2007 and 2008, 100% of the grant vests on the third anniversary of the grant date. The market value of the restricted stock awards was calculated by multiplying the number of shares of Common Stock by $2.38, the closing price of the Common Stock on NASDAQ on December 31, 2008.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

        As discussed in the Compensation Discussion and Analysis, the Company generally does not agree in advance to provide post-termination or change-in-control benefit to its executive officers in the event that they terminate employment with us. None of the Company's Named Executive Officers has an agreement of any sort that provides for termination, severance or change-in-control benefits.

        As also discussed in the Compensation Discussion and Analysis, the Committee has the authority to cause all equity awards made under the 2006 Incentive Plan to vest upon a change-in-control.

NOMINATING AND GOVERNANCE COMMITTEE

Who are the nominees for election at the 2009 Annual Meeting of Stockholders?

        The Nominating and Governance Committee recommended James Doughan, Jonathan R. Furer and Roger W. Stone to be nominated by the Board of Directors for election to Class C of the Board of Directors at the Annual Meeting of Stockholders.

        In selecting non-incumbent candidates and reviewing the qualifications of incumbent candidates for the Board of Directors, the Nominating and Governance Committee considers the Company's corporate governance principles, which include the following:

  •
  Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment. They must be actively engaged in the pursuit of information relevant to the Company's business and must constructively engage their fellow Board members, the CEO, and other members of management in dialogue and decision making. The Board of Directors will represent diverse experience at policy-making levels in business and technology in areas that are relevant to the Company's activities.

  •
  Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board of Directors for an extended period of time. Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities.

        At least a majority of the directors will be independent directors as defined in the NASD rules for companies listed on the NASDAQ. Directors who do not meet the NASD Manual's independence standards also make valuable contributions to the Board of Directors and to the Company through their experience and wisdom.

        In general, to be considered independent under the NASD Manual rules, the Board must determine, among other things, that a director does not have any relationships that, in the Board's opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board will make an affirmative finding with respect to the independence of directors not less frequently than annually. The Board has determined that other than Mr. Stone, the Company's Chief Executive Officer, and Mr. Kaplan, the Company's President and Secretary, each of the current members of the Board, including each of the nominees for Class C director, other than Mr. Stone, is an independent director.

 CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The Board recognizes that Related Person Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. In March 2008, the Board delegated authority to the Nominating and Governance Committee to review and approve Related Person Transactions, and the Committee has adopted the written procedures set forth below for the review, approval, or ratification of Related Person Transactions. A "Related Person Transaction" is any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness), or any series of similar transactions, arrangements or relationships, in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is or was a participant, and (c) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director or trustee (or any similar position) or a less than 10 percent beneficial owner of another entity). A "Related Person" is any (a) person who is an executive officer, director or nominee for election as a director of the Company, (b) greater than 5 percent beneficial owner of the Company's outstanding Common Stock, or (c) Immediate Family Member of any of the foregoing. An "Immediate Family Member" is any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and any person (other than a tenant or employee) sharing the household of a person. The Committee reviews all of the relevant facts and circumstances of all Related Person Transactions that require the Committee's approval and either approves or disapproves of the entry into the Related Person Transaction. In determining whether to approve or ratify a Related Person Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Related Person Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person's interest in the transaction.

        From time to time, the Company retains the services of White Oak Aviation, LLC, an aviation services company owned by Messrs. Stone and Kaplan, for the use of an airplane to transport the Company's executive officers and directors, as well as consultants and advisors retained by the Company traveling with them, on business matters. During the year ended December 31, 2008, the Company paid White Oak Aviation an aggregate of approximately $272,324. White Oak Aviation, LLC, invoices the Company using hourly rates and fuel charges and associated costs that are equal to or less than the market prices that it charges its third party customers. These payments were not designed to be, nor did they amount to, compensation to Messrs. Stone and Kaplan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). SEC regulations require these individuals to give the Company copies of all Section 16(a) forms they file.

        Based solely on its review of forms that were furnished to the Company and written representations from reporting persons, The Company believes that the executive officers, directors and more than 10% stockholders complied with all filing requirements related to Section 16(a) during 2008.

CODE OF ETHICS

        The Company adopted a Code of Conduct and Ethics applicable to all directors, executive officers and employees of the Company including its Chief Executive Officer and Chief Financial Officer. The Code of Conduct and Ethics addresses, among other things, the items included in the definition of "code of ethics" included in Item 406 of the SEC's Regulation S-K. The Code of Conduct and Ethics is included on the Company's Web site at the following address: http://www.kapstonepaper.com.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accountants

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent registered public accountants to audit the Company's consolidated financial statements for the fiscal year ended December 31, 2009. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if the representatives desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required and Board of Directors Recommendation

        The affirmative vote of the holders of a majority of the shares of Common Stock cast at the meeting is required for ratification of this selection. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the ratification of independent registered public accountants.

        Although there is no requirement that Ernst & Young LLP's appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the stockholders choose not to ratify the appointment of Ernst & Young LLP. The Audit Committee may terminate the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm without the approval of the stockholders whenever the Audit Committee deems such termination appropriate.

        Amounts paid by the Company to Ernst & Young LLP for all services rendered in 2008 and 2007 are disclosed elsewhere in the Proxy Statement.

The Board of Directors and the Audit Committee Recommend a Vote "For" The Appointment
of Ernst & Young LLP as the Company's Independent Registered Public
Accountants for the Fiscal Year Ending December 31, 2009.

 ADDITIONAL INFORMATION

        Our bylaws contain procedures governing how stockholders can propose other business to be considered at a stockholder meeting. The SEC has also adopted regulations (Rule 14a-8 under the Exchange Act) that govern the inclusion of stockholder proposals in the Company's annual proxy materials.

        Notice Requirements.    A stockholder must provide a brief description of the other business, along with the text of the proposal. The stockholder also must set forth the reasons for conducting such business at the meeting, and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made. Such notice must also contain information specified in the Company's bylaws as to the proposal of other business, information about the stockholder making the proposal and the beneficial owner, if any, on whose behalf the proposal is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a proposal and to solicit proxies in support of it.

        Notice Deadlines.    Stockholder proposals for inclusion in the Company's proxy materials relating to its 2010 Annual Meeting must be received by December 22, 2009.

        Alternatively, under the Company's bylaws, if a stockholder wants to submit a proposal for the 2010 Annual Meeting but does not want to include it in the Company's proxy materials, written notice of such stockholder proposal of other business must be delivered to the Company's Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the prior year's annual meeting. However, if the Company's annual meeting is advanced or delayed by more than 30 days from the anniversary of the previous year's meeting, a stockholder's written notice will be timely if it is delivered not more than 120 days prior to such annual meeting and not later than the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting.

        For next year's 2010 Annual Meeting for stockholder proposals not proposed to be included in the Company's proxy materials, our bylaws therefore require that such stockholder proposals must be delivered between December 22, 2009 and January 21, 2010, unless the Company's 2010 Annual Meeting takes place before April 21, 2010, or after June 20, 2010, in which case stockholder proposals must be delivered not more than 120 days prior to such annual meeting and not later than the later of 90 days before the date of the 2010 Annual Meeting or the 10th day following the announcement of the date of the 2010 Annual Meeting.

        If stockholders do not comply with these bylaw notice deadlines, the Company reserves the right not to submit the stockholder proposals to a vote at its annual meetings. If the Company is not notified of a stockholder proposal by January 21, 2010, then the management personnel who have been appointed as proxies may have the discretion to vote for or against such stockholder proposal, even though such proposal is not discussed in the proxy statement.

        Where to Send Notice.    Stockholder proposals must be addressed to the Company at its principal executive offices at 1101 Skokie Boulevard, Suite 300, Northbrook, IL 60062, Attn: Corporate Secretary.

        At a special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Company's notice of meeting.

        Stockholders should carefully review the Company's bylaws and Rule 14a-8 under the Exchange Act to ensure that they have satisfied all of the requirements necessary either to propose other business at a stockholder meeting or to request the inclusion of a stockholder proposal in the Company's annual proxy materials.

        General Information.    Stockholders and other interested parties may communicate directly with the Board or any individual director by submitting written correspondence addressed to them at KapStone Paper and Packaging Corporation, 1101 Skokie Blvd., Suite 300, Northbrook, IL 60062.

 WHERE YOU CAN FIND MORE INFORMATION

        The Company files annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Stockholders may read and copy any reports, statements or other information that the Company file at the SEC's public reference rooms, Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The Company's public filings are also available for commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov. The Company's Annual Report on Form 10-K was mailed along with this Proxy Statement.

TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the only business the Board of Directors intends to present or knows that others will present at the Annual Meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

Roger W. Stone Chairman and Chief Executive Officer

April 15, 2009
Northbrook, Illinois

PROXY THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD ON May 21, 2009 KapStone Paper and Packaging Corporation Roger W. Stone and Matthew Kaplan, and each of them acting without the other, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote as designated below, all shares of Common Stock of KapStone Paper and Packaging Corporation (the “Company”) held of record by the undersigned on April 3, 2009, at the Annual Meeting of Stockholders to be held at 11:00 a.m., Central Daylight Savings Time, on Thursday, May 21, 2009, at 1033 Skokie Boulevard, Suite 100, Northbrook, Illinois, or at any adjournment or postponement thereof. Any and all proxies heretofore given are hereby revoked. (Continued, and to be marked, dated and signed, on the other side) FOLD AND DETACH HERE AND READ THE REVERSE SIDE

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN THE PROXY STATEMENT FOLD AND DETACH HERE AND READ THE REVERSE SIDE PROXY Please mark your votes like this X COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature Signature (if held jointly) Date Important: Each joint owner shall sign. Executors, administrators, trustees, etc., should give full title. The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith. 1. ELECTION OF DIRECTORS: James Doughan Jonathan R. Furer Roger W. Stone (To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) NOMINEES NAME HERE 2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR 2009 FOR WITHHOLD AUTHORITY FOR AGAINST ABSTAIN Discretionary authority is hereby granted with respect to such other matters as may properly come before the Annual Meeting.